UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): December 13, 2002


                           TALK AMERICA HOLDINGS, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)


              DELAWARE                000-26728                23-2827736
              --------                ---------                ----------
          (State or Other            (Commission              (IRS Employer
   Jurisdiction of Incorporation)    File Number)          Identification No.)


                           TALK AMERICA HOLDINGS, INC.
                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
          (Address of Principal Executive Offices, Including Zip Code)

                                 (703) 391-7500
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  5.     OTHER  EVENTS

     On December 13, 2002, Talk America Holdings, Inc. ("Company") and First City Transfer Company ("First City") amended the Rights Agreement dated as of August 19, 1999, as amended ("Rights Agreement"), whereby the Company accepted the resignation of First City as Rights Agent under the Rights Agreement and discharged First City of all of its duties under the Rights Agreement. In addition, the Company appointed Stocktrans, Inc. ("Stocktrans") as the successor Rights Agent. Stocktrans accepted the appointment and is vested with the same powers, rights, duties and responsibilities as if Stocktrans had originally been named Rights Agent under the Rights Agreement.


ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

10.1 Second Amendment to Rights Agreement, dated as of December 13, 2002, to the Rights Agreement dated as of August 19, 1999, by and between Talk America Holdings, Inc., First City Transfer Company and Stocktrans, Inc. (filed herewith).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TALK  AMERICA  HOLDINGS,  INC.

Date:   December 13,  2002                   By:  /s/  Aloysius  T.  Lawn,  IV
        -----------------                         ----------------------------
                                             Name:  Aloysius  T.  Lawn,  IV
                                             Title: Executive Vice President -
                                             General  Counsel  and  Secretary



                                  EXHIBIT INDEX

Exhibit  Number          Description
---------------          -----------

10.1 Second Amendment to Rights Agreement, dated as of December 13, 2002, to the Rights Agreement dated as of August 19, 1999, by and between Talk America Holdings, Inc., First City Transfer Company and Stocktrans, Inc. (filed herewith).